Exhibit 99.2

Press Release

FOR IMMEDIATE RELEASE

CONTACT:

Sherief Bakr

Investor Relations

+1 203 316 6516

Investor.Relations@gartner.com

Gartner Completes Acquisition of CEB

Creates the Leading Global Research and Advisory Company for All Major Functions in the Enterprise

STAMFORD, Conn., April 6, 2017 — Gartner, Inc. (NYSE: IT), the world’s leading information technology research and advisory company, announced today that it has completed its acquisition of CEB Inc. (NYSE: CEB), the industry leader in providing best practice and talent management insights, for $54.00 in cash and 0.2284 shares of Gartner common stock, representing a total transaction value of approximately $2.6 billion. Including Gartner’s assumption of approximately $0.7 billion in CEB net debt, the transaction has a total enterprise value of approximately $3.3 billion. The completion of the transaction follows the approval of the merger agreement by CEB stockholders at a special meeting held on April 4, 2017, arrangement of financing, as well as the receipt of all required regulatory approvals.

The addition of CEB further enhances Gartner’s ability to deliver value to its clients and help them make the right decisions with confidence. Gartner’s analyst-driven, syndicated research and advisory services in Information Technology (IT), Marketing and Supply Chain, combined with CEB’s best practice and talent management insights across a range of business functions, including Human Resources (HR), Sales, Finance and Legal, will provide a comprehensive and differentiated suite of advisory services aligned to the mission-critical priorities of virtually all functional business leaders across every industry and size of enterprise worldwide.

“We are excited to complete this transaction, which creates the leading global research and advisory company for all major functions in the enterprise,” said Gene Hall, chief executive officer of Gartner. “This highly complementary acquisition will further advance our strategy to drive long-term growth. We look forward to welcoming our new colleagues from CEB as we work to realize the multiple benefits of this compelling combination for our clients, shareholders and associates around the world.”

With the completion of the transaction, CEB, Inc. stock will cease trading and no longer be listed on the New York Stock Exchange.

First Quarter 2017 Financial Results Scheduled for May 4th 2017

Gartner plans to report its financial results for the first quarter 2017 on Thursday, May 4, 2017. In addition to discussing its first quarter 2017 performance, Gartner plans to provide an updated outlook for its full year 2017 which will include the expected contribution from the acquired CEB business.

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About Gartner

Gartner, Inc. (NYSE: IT) is the world's leading information technology research and advisory company. Gartner delivers the technology-related insight necessary for its clients to make the right decisions, every day. From CIOs and senior information technology (IT) leaders in corporations and government agencies, to business leaders in high-tech and telecom enterprises and professional services firms, to supply chain professionals, digital marketing professionals and technology investors, Gartner is the valuable partner to clients in more than 11,000 distinct enterprises. Gartner works with clients to research, analyze and interpret the business of IT within the context of their individual roles. Gartner is headquartered in Stamford, Connecticut, U.S.A., and has almost 9,000 associates, including 1,900 research analysts and consultants, operating in more than 90 countries. For more information, visit  www.gartner.com.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Gartner’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “expects,” “plans,” “works to,” “estimates,” or “continue” or the negative of these words or other similar terms or expressions, and include the assumptions that underlie such statements.  These forward-looking statements concern Gartner’s expectations, strategy, plans or intentions. Gartner’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including but not limited to:

•	the risk that the businesses will not be integrated successfully;
•	the risk that synergies will not be realized or realized to the extent anticipated;
•	uncertainty as to the market value of the Gartner merger consideration to be paid in the transaction;
•	the risk that, following this transaction, Gartner will not realize its financing or operating strategies;
•	litigation in respect of either company or the transaction; and
•	disruption from the transaction making it more difficult to maintain certain strategic relationships.

The forward-looking statements contained in this communication are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on February 22, 2017 and those discussed in “Risk Factors” in the Registration Statement on Form S-4, which was filed with the SEC on February 6, 2017 and amended on March 6, 2017 and in the documents which are incorporated by reference therein. The forward-looking statements in this communication are based on information available to Gartner as of the date hereof, and Gartner disclaims any obligation to update any forward-looking statements, except as required by law.

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